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                                                                    Exhibit 99.4



February 13, 2006

Grant Thornton LLP
American Center Building, Suite 800
27777 Franklin Road
Southfield, MI 48034

Dear Sir or Madam:

As of and for the year ended December 31, 2005, Origen Financial, Inc. and subsidiaries ("the Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond for the amount of $3,000,000 and errors and omissions policy in the amount of $10,000,000.

Very truly yours,

Origen Financial, Inc.


/s/ Ronald A. Klein
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Ronald A. Klein,
Chief Executive Officer


/s/ W. Anderson Geater Jr.
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W. Anderson Geater Jr.,
Chief Financial Officer


/s/ David C. Daugherty
-------------------------------------
David C. Daugherty,
Controller


/s/ Douglas Burdett
-------------------------------------
Douglas Burdett,
EVP - Servicing